Exhibit 5.1

2001 ROSS AVENUE DALLAS, TEXAS 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

March 9, 2017

EnLink Midstream Partners, LP

2501 Cedar Springs Rd.

Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as counsel for EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the filing by the Partnership with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Securities Act.  Such securities include (i) common units representing limited partner interests in the Partnership (the “Common Units”); (ii) partnership securities in the Partnership (the “Partnership Securities”) and (iii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”). The Common Units, the Partnership Securities and the Debt Securities are collectively referred to herein as the “Securities.”

In our capacity as your counsel in connection with the filing referred to above and as a basis for the opinions herein after expressed, we have examined (i) the Registration Statement and the prospectus contained therein (the “Prospectus”), (ii) the Eighth Amended and Restated Agreement of Limited Partnership of the Partnership and the Certificate of Limited Partnership of the Partnership, as amended to the date hereof, (iii) the Third Amended and Restated Limited Liability Company Agreement of EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the Certificate of Formation of the General Partner, each as amended to the date hereof, (iv) the Indenture dated as of March 19, 2014, between the Partnership and Wells Fargo Bank, National Association, as trustee (the “Senior Indenture”), incorporated by reference as an exhibit to the Registration Statement, (v) the form of Subordinated Indenture incorporated by reference as an exhibit to the Registration Statement (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), (vi) originals, or copies certified or otherwise identified, of the partnership and limited liability company records of the Partnership and the General Partner, as furnished to us by the General Partner, (vii) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership and the General Partner and (viii) statutes and other instruments and documents as we deemed necessary or advisable for the opinions hereafter expressed.

In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) the certificates, if any, for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership in accordance with the provisions of the governing documents of the Partnership; and (vii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

Based upon and subject to the foregoing, we are of the opinion that:

1.              With respect to Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Common Units will be duly authorized and validly issued and will be fully paid and nonassessable.

2.              With respect to Partnership Securities, when (a) the Partnership has taken all necessary action to approve the issuance of such Partnership Securities, the terms of the offering thereof and related matters, and (b) such Partnership Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, such Partnership Securities will be duly authorized and validly issued and will be fully paid and nonassessable.

3.              With respect to the Debt Securities to be issued under the applicable Indenture, when (a) the Partnership  has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, (b) in the case of subordinated Debt Securities, the Subordinated Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such subordinated Debt Securities have been duly authorized and validly executed and delivered by the parties thereto with the terms of such subordinated Debt Securities having been set forth in such Indenture or a supplemental indenture and, in the case of senior Debt Securities, when any supplemental indenture relating to such senior Debt Securities has been duly authorized and validly executed and delivered by the parties thereto with the terms of such senior Debt Securities having been set forth in such supplemental indenture, (c) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, upon payment of the consideration therefor provided for therein, such Debt Securities will, when issued, constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company

Act and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws, and the federal laws of the United States of America, in each case as in effect on the date hereof.  We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.